Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2021.

WIIG Communications Management LLC

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

Lip-Bu Tan

/s/ Lip-Bu Tan

WRV-BLI LLC
By: WIIG Communications Management LLC, its manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

WRV-BLI II LLC
By: WIIG Communications Management LLC, its manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

WRV-BLI III LLC
By: WIIG Communications Management LLC, its manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

WRV-BLI IV LLC
By: WIIG Communications Management LLC, its manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

Walden Riverwood GP, LLC

By:	/s/ Michael Marks
Name:	Michael Marks
Title:	Managing Director

Walden Riverwood Ventures, L.P.
By: Walden Riverwood GP, LLC, its general partner

By:	/s/ Michael Marks
Name:	Michael Marks
Title:	Managing Director

WRV GP II, LLC

By:	/s/ Michael Marks
Name:	Michael Marks
Title:	Managing Director

WRV II, L.P.
By: WRV GP II, LLC, its general partner

By:	/s/ Michael Marks
Name:	Michael Marks
Title:	Managing Director